Exhibit 99.1

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: March 17, 2009

Sanderling Venture Partners VI Co-Investment Fund, L.P.

Sanderling VI Beteiligungs GmbH & Co. KG

Sanderling VI Limited Partnership

Sanderling Ventures Management VI

Sanderling Venture Partners V Co-Investment Fund, L.P.

Sanderling V Beteiligung GmbH & Co. KG

Sanderling V Limited Partnership

Sanderling Ventures Management V

Sanderling V Biomedical Co-Investment Fund, L.P.

Sanderling Venture Partners IV Co-Investment Fund, L.P.

Sanderling IV Biomedical Co-Investment Fund, L.P.

Sanderling Venture Partners II, L.P.

Sanderling Management 401(k) Plan

Middleton McNeil Retirement Trust

Middleton, McNeil, Mills & Associates, VI, LLC

Middleton, McNeil & Mills Associates V, LLC

Middleton-McNeil Associates IV, L.P.

Middleton-McNeil Associates IV, LLC

Middleton-McNeil Associates, L.P.

By:	/s/ Fred A. Middleton
Fred A. Middleton, Managing Partner